COMMON STOCKHOLDERS AGREEMENT

This COMMON STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2004, by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”) and each Person (as defined below) who holds Common Stock (as defined below) and any other Person who becomes a stockholder of the Company, from time to time, and executes an Instrument of Accession in the form of Exhibit B (collectively referred to herein as “Stockholders” and each individually as a “Stockholder”).

RECITALS

A. The Company has ten thousand (10,000) shares of common stock issued and outstanding.

B. The stock ownership of the Company is set forth in Exhibit A, attached hereto all of which shares are fully paid and non-assessable.

C. The parties hereto believe that it is in their mutual interest to make provisions for the future disposition of the shares of common stock of the Company, to the end that continuity of harmonious management is assured, and a fair process is established by which said shares of common stock may be transferred, conveyed, assigned or sold.

AGREEMENTS

In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Defined Terms. The following terms, when used in this Agreement, have the respective meanings set forth below:

(a)  “Approved Sale” means the sale of the Company, whether by merger, consolidation, sale of all or substantially all of the assets of the Company or a sale of all or substantially all of the capital stock of the Company, in one transaction or a series of transactions, which has been approved by a majority of the securities entitled to vote thereon and by Special Board Approval.

(b)  “Board” shall mean the Board of Directors of the Company.

(c)  “CCF” shall mean The Cleveland Clinic Foundation, a not-for-profit Ohio corporation.

(d)  “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(e)  “Commission” shall mean the United States Securities and Exchange Commission or any successor thereto.

(f)  “Common Stock” shall mean the Company’s Common Stock, par value $0.005 per share.

(g)  “Exchange Act” shall mean the Securities Exchange Act, of 1934, as amended, or any similar federal statute as the same shall be in effect from time to time.

(h)  “Material Deviation” shall mean any sum or allocation that, when aggregated with similar deviations made during any calendar quarter, equals or exceeds a total of five percent (5%) of the then current annual budget as approved by the Board.

(i)  “Person” shall mean any individual, partnership, limited liability company, corporation, joint venture, trust, unincorporated organization, or other entity, or a governmental entity or any department, agency or political subdivision thereof.

(j)  “Qualified IPO” means the Company’s first fully underwritten firm commitment public offering of shares of Common Stock consummated pursuant to a registration statement declared effective under the Securities Act, other than an offering made in connection with a business acquisition or combination or an employee benefit plan, in which the aggregate gross proceeds to the Company after deducting underwriters’ discounts and commissions and related offering expenses equals or exceeds Fifteen Million Dollars ($15,000,000) and in which the price per share of Common Stock offered to the public equals or exceeds Two Dollars ($2) (such price to be equitably adjusted in the event of any stock dividend, stock split, combination, recapitalization, reorganization, reclassification or other similar event).

(k)  “Restricted Stock Agreements” shall mean the restricted stock agreements entered into by and between the Company and certain of the Stockholders, and placing certain restrictions on the transfer and disposition of the Shares.

(l)  “Rule 144” shall mean Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

(m)  “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute as the same shall be in effect from time to time.

(n)  “Senior Securities” shall mean any class or series of securities of the Company which may be issued from time to time by the Company or any shares of Common Stock of the Company issued upon conversion of a security of such class or series, in either case, designated as having registration rights senior to those rights granted in this Agreement with respect to the Stockholder Shares.

(o)  “Shares” means shares of Common Stock which have not been (i) sold to the public pursuant to a registration statement declared effective by the Commission (other than one on Form S-8 or a comparable form), (ii) sold pursuant to Rule 144 or (iii) sold or otherwise transferred in a transaction in which the rights under this Agreement have not been assigned. For the purposes of this Agreement, any Person will be deemed to own, in addition to any Shares such Person actually owns, any Shares which would then be directly or indirectly issuable upon the conversion or exercise (whether or not then convertible or exercisable) of any other securities of the Company owned by such Person.

(p)  “Stockholder Shares” means, at any time, (i) Shares then held by the Stockholders, (ii) Shares that were at one time held by any Stockholder but are then held by (A) a successor or assign of any Stockholder or (B) a Person who becomes a party to this Agreement and (iii) Shares that were issued upon conversion or exercise of other Stockholder Shares, or that were issued as a dividend or other distribution with respect to or in replacement of other Stockholder Shares, and are then held by (1) any Stockholder, (2) a successor or assign of any Stockholder or (3) a subsequent Person who becomes a party to this Agreement.

(q)  “Special Board Approval” shall mean the prior approval of the holders of not less than 60% of the total number of outstanding Shares.

(r)  “transfer” shall mean any sale, exchange, assignment, transfer, mortgage, pledge, encumbrance, hypothecation, disposition, gift, devise, bequest, or other disposition or grant of rights or interests, whether voluntarily or involuntarily, by operation of law or otherwise.

2.  Board of Directors.

(a)  From and after the date hereof and until the provisions of this Section 2 cease to be effective, each Stockholder will vote such Shares over which such Person has voting control, and will take all other necessary or desirable actions within his or its control and consistent with legal duty (whether in his capacity as a Stockholder, director, member of a Board committee or officer of the Company or otherwise), and the Company will take all necessary and desirable actions within its control and consistent with legal duty, in order to cause:

(i)  the authorized number of directors on the Board to be established at five (5), and meetings of the Board to be scheduled quarterly until such time as the Board votes to schedule such meetings less frequently;

(ii)  the election to the Board of:

(A)  two representatives (the “CCF Representatives”) designated by CCF who shall initially be:

Paul DiCorleto, Ph.D.; and

Theodore Theofrastous, Esq.; and

(B)  three representatives (the “Company Representatives”) designated by the holders of a majority of the then outstanding Shares:

Michael Fonstein, Ph.D.;

Andrei Gudkov, Ph.D.; and

Yakov Kogan, Ph.D.

(iii)  the removal from the Board (with or without cause) of any representative(s), at the written request of the Persons entitled to designate such representative(s) under (ii) above, but only upon such written request and under no other circumstances; and

(iv)  in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during such representative’s term of office, the resulting vacancy on the Board to be filled by a representative designated as provided in (ii) above by the Persons entitled to designate such representative(s) under (ii) above.

(b)  The Company will pay the reasonable out-of-pocket expenses actually incurred by each director in connection with attending formal and informal meetings of the Board. The Company will pay the non-employee Directors a reasonable fee for attending Board meetings, such fee to be established by the Board from time to time.

(c)  The rights of CCF to designate, approve or add Board members under this Section 2 will terminate when CCF owns, legally or beneficially, less than five percent (5%) of the outstanding Shares.

(d)  Notwithstanding the foregoing, the provisions of this Section 2 will terminate automatically and be of no further force and effect upon the consummation of a Qualified IPO.

3.  Initial Negative Covenants of the Company: Special Board Approval.

Until such time as the Company has raised at least two million dollars ($2,000,000) in financial investment(s), the Company, for itself and for each of its Subsidiaries, whether now owned or hereafter formed or acquired, covenants to and agrees with the Stockholders that, so long as CCF owns, legally or beneficially, more than ten percent (10%) of the outstanding Shares, neither the Company nor any Subsidiary will do any of the following without Special Board Approval:

(a)  Board of Directors. Increase the authorized number of members of the Board of Directors;

(b)  Chief Executive Officer. Hire or terminate any Chief Executive Officer;

(c)  Dispositions and Acquisitions. Directly or indirectly (i) sell, lease or otherwise dispose of any asset or assets in a single transaction or series of related transactions (including, without limitation, shares of stock or other ownership interests in any Person and assets constituting a business) with a value that constitutes a Material Deviation; (ii) acquire in any single transaction or series of related transactions assets of any Person (including, without limitation, shares of stock or other ownership interests in any other Person and assets constituting a business) where the total consideration, including, without limitation, employment contracts, non-competition provisions, assumption of liabilities and payment for assets, the value of which constitute a Material Deviation; or (iii) make any acquisitions outside the Business;

(d)  Security Interests. Create, incur, assume, or permit to exist, any Security Interest in any of its properties or assets whether now owned or hereafter acquired, other than Permitted Liens or a Security Interest granted in connection with (i) trade debt incurred in the ordinary course of business, (ii) purchase money debt that constitutes a Material Deviation, (iii) capitalized leases that constitute a Material Deviation, and (iv) debt assumed in acquisitions which have received such approval as is herein required;

(e)  Indebtedness. Create, incur, assume, or otherwise become or remain liable, directly or indirectly, for any manner of Indebtedness, whether by loan, guaranty, mortgage or otherwise, in excess of the amounts disclosed to the Stockholders in the Purchase Agreement, except (i) as trade debt incurred in the ordinary course of business, (ii) as purchase money debt that constitutes a Material Deviation, (iii) as capitalized leases not to exceed any amount that constitutes a Material Deviation, and (iv) pursuant to the annual budget;

(f)  Advances; Investments. Except in connection with the formation of wholly- owned subsidiaries, (i) make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company’s or a Subsidiary’s employees or independent contractors in the ordinary course of business, or (ii) invest in, acquire or hold any securities of any other Person, except bank certificates of deposit that are fully insured by an agency of the United States or direct obligations of the United States or short-term money market funds; provided, however, that this paragraph will not include trade accounts receivable incurred in the ordinary course of business;

(g)  Capital Expenditures. Make any Capital Expenditures or commitments for such expenditures on a consolidated basis that constitute a Material Deviation per annum in excess of the amount provided in the annual budget;

(h)  Transactions with Related Persons. Except where specifically disclosed to the Board prior to undertaking any such transaction and where Board approval has been obtained if the transaction exceeds Five Thousand Dollars ($5,000), knowingly enter into any transaction, agreement or arrangement with any stockholder, director, or officer of the Company or of any Subsidiary, any relative by blood or marriage of any stockholder, director or officer of the Company or of any Subsidiary or any supplier, service organization, customer or other entity in which any stockholder, director or officer of the Company or of any Subsidiary has a financial interest and, in addition to the foregoing restrictions, all transactions between the Company or any of its Subsidiaries on the one hand, and any Affiliate of the Company on the other hand, will be on arms’ length terms and conditions, including fair market values and prices equivalent to those that would be charged and paid between parties at arms’ length at the time of the entering into of the transactions in question;

(i)  Management Agreements. Make or enter into any agreements whereby the management, supervision or control of its business is to be delegated to or placed in any persons other than its duly elected Board and officers, or make or enter into any contract or agreement whereby the operation of its business, in whole or in part, is delegated to, or placed in, any agent (third party) or independent contractor;

(j)  Agreements Regarding the Foregoing. Agree, or make any binding commitment or arrangement, to take any of the actions specified in clauses (a) through (i) above.

4.  Additional Negative Covenants of the Company: Special Board Approval.

Until such time as the Company achieved total investment or commercial financing events wherein the Company has raised a total of at least 15 million dollars ($15,000,000), the Company, for itself and for each of its Subsidiaries, whether now owned or hereafter formed or acquired, covenants to and agrees with the Stockholders that, so long as CCF owns, legally or beneficially, more than ten percent (10%) of the outstanding Shares, neither the Company nor any Subsidiary will do any of the following without Special Board Approval:

(a)  Change in Number of Authorized Shares Issuance of Equity. Increase or decrease the authorized number of shares of Common Stock; effect any stock split, combination, subdivision or share dividend; issue any shares of capital stock of the Company or any of its Subsidiaries of any class, or securities (excluding options issued under the Company’s incentive stock option program) convertible into or exchangeable for, capital stock, other than up to an aggregate of 5% of the total outstanding Shares (as adjusted for all stock dividends, stock splits, subdivisions and combinations and including any and all outstanding options as of the date hereof and any outstanding shares that were issued upon exercise of previously outstanding options), issued or granted as compensation to directors, senior management of the Company or any Subsidiary, or key employees of businesses acquired by the Company or any Subsidiary;

(b)  New Class of Stock. Create any new class or series of stock of the Company which has preference over or is on parity with the Common Stock;

(c)  Business. Directly or indirectly change the nature of its business as carried on by the Company or its Subsidiaries in any material respect;

(d)  Public Offering. Make any underwritten public offering of the Common Shares other than a Qualified IPO;

(e)  Merger. Approve or effect any merger or consolidation with another business or company;

(f)  Sale, Dissolution or Liquidation. (i) sell, lease or otherwise dispose of all or substantially all of the Company’s assets, to any Person; (ii) adopt any plan or arrangement for the dissolution or liquidation of the Company;

(g)  Dividends. Declare or pay (or make any provision for the payment of) any dividend or distribution on any equity security;

(h)  Charter Documents. Amend its Certificate of Incorporation or its By-Laws;

(i)  Inconsistent Agreements. Enter into any agreement containing any provision that would be violated or breached by the performance by the Company of its obligations under this Agreement;

(j)  Registration Rights. Grant additional registration rights beyond those granted as of the date hereof; or

(k)  Agreements Regarding the Foregoing. Agree, or make any binding commitment or arrangement, to take any of the actions specified in clauses (a) through (j) above.

5.  Take-along.

(a)  Except for “Permitted Transferees” under certain of the Restricted Stock Agreements, no Stockholder shall transfer Stockholder Shares in excess of the greater of (i) five percent of such selling Stockholder’s Shares or (ii) one percent of the aggregate outstanding Stockholder Shares, in a single transaction or related series of transactions, to any Person (in such capacity, the “”Purchaser”) unless the terms and conditions of such sale, transfer or other disposition (the “Disposition”) to such Purchaser shall contain an offer to each of the other Stockholders, to include in such Disposition such number of shares of such Stockholder Shares as is determined in accordance with Section 5(b) below. At least 45 days prior to effecting any Disposition, such selling Stockholder (the “Selling Stockholder”) shall promptly cause the terms and conditions of the Disposition to be reduced to a reasonably detailed writing (which writing shall identify the Purchaser and shall include the offer to the other Stockholders to purchase or otherwise acquire their Securities according to the terms and subject to the conditions of this Section 5), and shall deliver, or cause the Purchaser to deliver, written notice (the “Notice”) of such terms of such Disposition to each other Stockholder. The Notice shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the proposed Disposition or such written summary thereof if there is no agreement. At any time after receipt of the Notice (but in no event later than 10 Business Days after receipt), any Stockholder may accept the offer included in the Notice for up to such number of its shares of Stockholder Shares as determined in accordance with the provisions of Section 5(b) below, by furnishing irrevocable written notice of such acceptance (the “Acceptance”) to the Selling Stockholder and to the Purchaser.

(b)  In the event that any Stockholder elects to accept the offer included in the Notice described in Section 5(a) above, such Stockholder (the “Included Stockholder”) shall have the right to sell, transfer or otherwise dispose of such number of its shares of Stockholder Shares pursuant to, and upon consummation of, the Disposition which is equal to the product of: (i) the total number of Shares owned by the Included Stockholder; and (ii) a fraction, the numerator of which shall equal 50% of the total number of Shares to be sold to the Purchaser, and the denominator of which shall equal the total number of Shares owned by all Stockholders. If the Purchaser is not willing to purchase all Shares proposed to be sold in the Disposition by the Selling Stockholder and all Included Stockholders, the Selling Stockholder shall reduce, to the extent necessary, the number of number of Common Shares the Selling Stockholder otherwise would have sold in the Disposition so as to permit Included Stockholders to sell the number of Shares they are entitled to sell in such Disposition pursuant to this Section 5(b).

(c)  The purchase of Shares pursuant to this Section 5 shall be made on the same terms (including, without limitation, the per share consideration and method of payment, and the date of sale, transfer or other disposition), and subject to the same conditions, if any, as are provided to the Selling Stockholder and stated in the Notice.

(d)  Upon the consummation of the disposition of Shares to the Purchaser pursuant to the Disposition, the Selling Stockholder shall: (i) cause the Purchaser to remit directly to each Included Stockholder the sales price of its Securities disposed of pursuant thereto; and (ii) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may be reasonably be requested by such Included Stockholder.

(e)  If a Stockholder does not timely deliver the Acceptance to the Selling Stockholder and the Purchaser, it shall be deemed to have waived any and all rights pursuant to this Section 5 and with respect to the disposition of its Shares described in the Notice, and the Selling Stockholder and Included Stockholder(s) shall have 45 days (calculated from the first day next succeeding the expiration of the 10 Business Days acceptance period described above), in which to dispose of the aggregate amount of Shares described in the Notice to the Purchaser identified in the Notice, on terms not more favorable to the Selling Stockholder than those which were set forth in the Notice. If an Included Stockholder has timely delivered the Acceptance and, if after 30 days following receipt of the Notice, the Selling Stockholder and the Purchaser shall not have completed the disposition of Shares to be sold in connection therewith in accordance with the terms of the Disposition, all the restrictions on the disposition of Shares contained in Restricted Stock Agreements shall again be in full force and effect.

6.  Permitted Transfers. A holder of Stockholder Shares may transfer Stockholder Shares, without complying with Section 5 with respect to such transfer, to Permitted Transferees, if any (as defined in the Restricted Stock Agreements) of such holder, provided that as a condition precedent to any transfer of Stockholder Shares to a Permitted Transferee (a) a transferring Stockholder must provide the Company with prior notice of such transfer indicating the number of Shares to be transferred and the identity of the Permitted Transferee and (b) such Stockholder’s Permitted Transferee must agree to be bound by the terms of this Agreement as a Stockholder, including without limitation, Sections 5 and 6, by executing an Instrument of Accession in the form of Exhibit B.

7.  Sale of the Company or its Assets. Each holder of Stockholder Shares will consent to and raise no objections to an Approved Sale and (a) if an Approved Sale is structured as a sale of stock, each holder of Stockholder Shares will agree to sell, and will sell, all of such holder’s Stockholder Shares on the terms and conditions (including any escrow or indemnification provisions) so Approved, (b) if an Approved Sale is structured as a merger or consolidation, each holder of Stockholder Shares will vote in favor thereof and will no exercise any dissenters’ rights of appraisal such holder may have under law, including Delaware corporation law, and (c) if an Approved Sale is structured as a sale of all or substantially all of the assets of the Company and a subsequent dissolution and liquidation of the Company, each holder of Stockholder Shares will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Company. Each holder of Stockholder Shares will take all necessary actions in connection with consummation of an Approved Sale as are reasonably requested by the Board.

8.  Legends. Each certificate representing Shares (each, a “Certificate”) shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

TRANSFER RESTRICTIONS

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN STOCKHOLDERS AGREEMENT, AMONG CLEVELAND BIOLABS, INC. AND CERTAIN OTHER HOLDERS OF ITS SECURITIES, DATED AS OF JULY 1, 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF __________ __, 200_, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND _____________ OF THE COMPANY DATED AS OF __________ __, 200_. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

9.  Holdback Agreement. In connection with any registration of the Company’s securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) each Stockholder hereby agrees that, upon written request of the Company or the underwriters managing any underwritten offering of the Company’s securities, such Stockholder shall not sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Stockholder Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act) as may be requested by the Company or such managing underwriters; provided that (i) the officers and directors of the Company who own stock of the Company, as well as any Stockholder who owns more than one percent (1%) of the Common Stock of the Company on a fully diluted, fully converted basis, also agree to such restrictions, and (ii) the underwriters shall not release any party from any lock-up agreement or similar agreement (a “Lock Up Release”) without (x) providing the undersigned at least three (3) business days’ prior written notice of the effective date of the Lock Up Release and (y) simultaneously releasing the undersigned and their affiliates to the same extent from any lock-up letter or similar agreement to which they are a party. Nothing herein shall prevent a holder of Stockholder Shares that is a partnership from making a distribution of Stockholder Shares to its partners, a holder of Stockholder Shares that is a trust from making a distribution of Stockholder Shares to its beneficiaries or a holder of Stockholder Shares that is a corporation from making a distribution of Stockholder Shares to its stockholders, provided that the transferees of such Stockholder Shares agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound by executing an Instrument of Accession in the form of Exhibit B.

10.  Piggyback Registration Rights.

(a)  Right to Piggyback. After the consummation of a Qualified IPO, whenever the Company proposes to register any of its securities under the Securities Act, either pursuant to an underwritten primary registration on behalf of the Company or pursuant to an underwritten secondary registration on behalf of a holder or holders of the Company’s securities (other than on Form S-4, Form S-8 or any successor form) and the registration form to be used may be used for the registration of any Stockholder Shares (a “Piggyback Registration”), the Company will give prompt written notice to each holder of Stockholder Shares of its intention to effect such a registration and will include in such registration all Stockholder Shares (subject to, and in accordance with, the priorities set forth in Section 10(b)), with respect to which the Company has received written requests for inclusion within ten (10) days after delivery of the Company’s notice.

(b)  Priority. If the managing underwriters advise the Company that in their opinion, the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability or pricing thereof, the Company will include in such registration up to an aggregate amount determined advisable by the underwriters: (i) first, the Shares that the Company and the holders of any Senior Securities wish to register and (ii) second, all Stockholder Shares requested to be registered pro rata among the holders of such Stockholder Shares on the basis of the number of Stockholder Shares which are requested to be registered.

(c)  Withdrawal of Registration Statement. Notwithstanding anything herein to the contrary, the Company may withdraw any registration statement referred to in this Section 10 at any time in its sole discretion without thereby incurring any liability to the holders of Stockholder Shares.

11.  Registration Procedures. Whenever holders of Stockholder Shares have requested that any Stockholder Shares be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Stockholder Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will:

(a)  use its reasonable best efforts to register or qualify such Stockholder Shares under the securities or blue sky laws of the jurisdictions as any seller reasonably requests in writing and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Stockholder Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

(b)  notify each seller of Stockholder Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, as promptly as practicable thereafter, prepare and file with the Commission and furnish to each seller of Stockholder Shares subject to the registration statement, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Stockholder Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)  cause all such Stockholder Shares to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(d)  enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Stockholder Shares;

(e)  make reasonably available for inspection by (i) any holder of Stockholder Shares subject to the registration statement, (ii) any underwriter participating in any disposition pursuant to such registration statement, and (iii) any attorney, accountant or other agent retained by any holder of Stockholder Shares, or an underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records and other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (x) the disclosure of the Records in the opinion of counsel reasonably acceptable to the Company is necessary to avoid or correct a misstatement or omission in the registration statement or (y) the release of Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each holder of Stockholder Shares subject to the registration statement will, upon learning that disclosure of the Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

(f)  in the event that the sale of Stockholder Shares is pursuant to an underwritten offering, use its best efforts to obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of Stockholder Shares being sold or the managing underwriter reasonably requests;

(g)  use all reasonable efforts to obtain an opinion or opinions from counsel for the Company in customary form;

(h)  provide a transfer agent and registrar for all such Stockholder Shares not later than the effective date of such registration statement;

(i)  at least forty-eight hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each holder of Stockholder Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the Stockholder Shares being registered shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws; and

(j)  advise each seller of such Stockholder Shares promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

12.  Indemnification.

(a)  By the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Stockholder Shares, its partners, officers and directors and each Person who controls any such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including without limitation, reasonable attorney’s fees and expenses) caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein, or (ii) a copy of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto was provided to such seller of Stockholder Shares in compliance with Section 11(b) hereof, and such seller failed to deliver such prospectus, preliminary prospectus, amendment or supplement correcting such untrue or alleged untrue statement of a material fact, or omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)  By Each Holder. In connection with any registration statement in which a holder of Stockholder Shares is participating, each such holder will furnish to the Company in writing such information and affidavits, in each case relating only to such holder, as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation, reasonable attorneys’ fees and expenses) resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Stockholder Shares.

(c)  Procedure. Any Person entitled to indemnification under this Section 12 will (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification, and (ii) unless in the reasonable judgment of such indemnified Person a conflict of interest between such indemnified Person and indemnifying Person may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent, which consent will not be unreasonably withheld. An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one (1) counsel for all indemnified Persons with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other indemnified Person with respect to such claim. The payments required by this Section 12 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

(d)  Contribution. If for any reason the indemnification provided for in Section 12(a) or 12(b) hereof is unavailable to an indemnified Person as contemplated thereby, the indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified Person and the indemnifying Person, as well as any other relevant equitable considerations. The relative fault of such indemnifying Person and indemnified Person shall be determined by reference to, among other things, whether the untrue statement of material fact or omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying Person or indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of equitable considerations referred to in this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

(e)  Survival. This Section 12 will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person or any officer, director, agent or, controlling Person of such indemnified Person and will survive any transfer of Shares pursuant to the terms hereunder.

13.  Other Registration Provisions.

(a)  Priority of Subsequent Investors. Subject to the provisions of this Agreement, the Company may grant unlimited demand registration rights and a senior priority in any piggyback registration to holders of Senior Securities from time to time, including without limitation, classes or series of Senior Securities that do not exist as of the date of this Agreement, as determined by Special Board Approval.

(b)  Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, fees and expenses of compliance with Federal and state securities or blue sky laws, (ii) all listing fees, printing expenses, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants and other Persons retained by the Company including underwriters (other than underwriter’s discounts and commissions) (all such expenses being herein called “Registration Expenses”) will be borne by the Company; provided, however, that each seller of Stockholder Shares shall bear (i) all fees and disbursements of counsel such seller retains in connection with the registration of Stockholder Shares and (ii) all underwriting commissions and discounts and transfer taxes attributable directly to any Stockholder Shares sold for such seller’s account.

(c)  Selection of Underwriters. The Company shall have the right, subject, so long as CCF owns, legally or beneficially, more than five percent (5%) of the outstanding Shares, to the reasonable approval of CCF, to select the underwriter(s) or investment banker(s) to administer any underwritten registration of shares of Common Stock, including without limitation, any Piggyback Registration.

(d)  Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act, or (ii) commences to file reports under Section 13 or 15(d) of the Exchange Act, the Company agrees: (a) to use its reasonable best efforts to make and keep available to the public and all holders who propose to sell securities in compliance with Rule 144 that information required by Rule 144 and to enable such holders to make sales pursuant to Rule 144; and (b) to furnish to such holders forthwith upon request a written statement by the Company of compliance with the filing requirements of the Commission as set forth in Rule 144.

(e)  Participation in Underwritten Registrations. No holder of Stockholder Shares may participate in any registration hereunder which is underwritten unless such holder (i) agrees to sell such holder’s Stockholder Shares on the basis provided in any underwriting arrangements approved by the Company or any other Persons entitled to approve such arrangements, and (ii) completes and executes all questionnaires, powers-of-attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that any indemnity granted by a holder of Stockholder Shares under such agreements shall be several and not joint.

14.  Miscellaneous.

(a)  Termination. The provisions set forth in Sections 2, 3, 4, 5 and 6 shall terminate upon the consummation of a Qualified IPO and the rights provided under Section 10 shall terminate with respect to a holder of Stockholder Shares as soon as such holder is eligible to sell all of such holder’s Stockholder Shares pursuant to Rule 144 without restriction as to the number of Stockholder Shares sold within a stated period of time.

(b)  Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be delivered personally by overnight courier or by registered or certified mail, return receipt requested, to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to be given upon delivery, if delivered personally, one business day after delivery to the courier, if delivered by overnight courier, or two business days after mailing, if mailed:

(i)  If to the Company:

Cleveland BioLabs, Inc.
____________________
____________________
Attention: Chief Executive Officer

With a copy to:

Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661
Attention: Kurt W. Florian, Esq.

(ii)  If to CCF, to:

The Cleveland Clinic Foundation
9500 Euclid Avenue
Cleveland, Ohio 44196
Attn: [General Counsel]

with required copies to:

Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attn: Daniel G. Berick, Esq.

and

CCF Innovations
9500 Euclid Avenue
Cleveland, Ohio 44195
Attn: Chief Commercialization Counsel

(iii)  If to any other Stockholder, to the address set forth on the stock record books of the Company.

(c)  Application of Delaware Law. This Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Delaware.

(d)  Amendments Waivers. Any provision of this Agreement may be amended or waived in writing by the holders of a majority of the Stockholder Shares and this Agreement may be amended by the Board, without the consent of the Stockholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provision herein, or to add other provisions with respect to matters arising under this Agreement which will not be inconsistent with the provisions of this Agreement; provided, however that no amendment shall be adopted pursuant to this section unless the adoption thereof is for the benefit of or not adverse to the interests of the Stockholders.

(e)  Execution of Additional Instruments. Each Stockholder hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules, or regulations.

(f)  Construction. The language used in this Agreement will be deemed the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party hereto.

(g)  Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

(h)  Severability. If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

(i)  Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

(j)  Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any Stockholder.

(k)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Common Stockholders Agreement as of the date first above written.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: CEO

THE CLEVELAND CLINIC FOUNDATION

By:	/s/ Michael P. O’Boyle
Name: Michael P. O’Boyle
Title: Chief Financial Officer

(SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT)

SIGNATURE BLOCK FOR INDIVIDUAL

Mr.
(1)	Mrs.	Signature:	/s/____________________
	Ms.	Date:

Joint Tenant/Tenant in Common (if applicable):

Mr.
(2)	Mrs. ___________________	Signature:	_____________________
	Ms.	Date:	_____________________

TYPE OF OWNERSHIP:

	_____ Individual	________	Joint Tenants with Right of Survivorship

	_____ Tenants in Common	________	Community Property (check only if a resident of a Community Property State)

SIGNATURE BLOCK FOR ENTITIES

Name: ________________________________

By: ________________________________
(Signature)

________________________________
(Signer’s Printed Name)

Its: __________________________

Date: __________________________

____ Partnership
____ Corporation
____ Trust
____ Bank

(SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT)

EXHIBIT A

STOCKHOLDERS OF CLEVELAND BIOLABS, INC.

Stockholder	Common Stock	% of Outstanding Common Stock	Shares Issuable upon exercise of Warrants	Fully Diluted Ownership	Fully Diluted Ownership %

Employees
Michael Fonstein	2,200	22.0%		2,200	21.1%
Yakov Kogan	1,200	12.0%		1,200	11.5%
Lena Feinstein	450	4.5%		450	4.3%
George Stark	350	3.5%		350	3.4%
Mike Chernov	85	0.9%		85	0.8%
Katia Gurova	180	1.8%		180	1.7%
Vadim Krivokrisenko	85	0.9%		85	0.8%

Outside Directors
Andrei Gudkov	2,600	26.0%		2,600	24.9%

Institutional Shareholders
ChemBridge Corporation	600	6.0%	444	1,044	10.0%
Cleveland Clinic Foundation	2,250	22.5%		2,250	21.5%
Totals	10,000	100.0%	444	10,444	100.0%

(SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT)

EXHIBIT B

INSTRUMENT OF ACCESSION

The undersigned, The Cleveland Clinic Foundation, in connection with its acquisition of shares of capital stock of Cleveland BioLabs, Inc. (the “Company”), hereby agrees to become a party to and a Stockholder under that certain Stockholders Agreement, dated as of July 1, 2004 (the “Stockholders Agreement”) and, effective as of the date hereof shall be entitled to all of the rights and benefits, and subject to all of the obligations, of a Stockholder under the Stockholders Agreement. All of the securities of the Company owned, from time to time, by the undersigned, shall be subject to the restrictions on transfer set forth in the Stockholders Agreement.

This Instrument of Accession shall take effect and shall become a part of said Stockholders Agreement upon its execution and its delivery to the Company by the undersigned.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature: ________________________

Date: _______________________	Address: ________________________
________________________
________________________

Received and accepted:

Cleveland BioLabs, Inc.

By: _______________________

Date: ______________________